 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 2, 2008
(Date of earliest event reported)

RAHAXI, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	0-28749	88-0446457
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number:  353 1 6185060

FREESTAR TECHNOLOGY CORPORATION
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

 2007 Stock Incentive Plan

On December 2, 2008, the Board of Directors of Rahaxi, Inc (formerly known as FreeStar Technology Corporation) (the “Company”) adopted an amendment to the Company’s 2007 Stock Incentive Plan (the “Stock Incentive Plan”).  The amendment increased the number of shares available under the Stock Incentive Plan by an additional 35 million shares of Common Stock for a total of 58,333,333 shares authorized thereunder (on a post one for three reverse stock split on November 21, 2008).

A more extensive discussion of the terms of the Stock Incentive Plan (the “Plan”) is set forth in the Company’s Form 8-K filed with the Securities and Exchange Commission on February 1, 2007. The summary of the Plan is qualified in its entirety by reference to the complete terms of the amended Plan, which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	2007 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAHAXI, INC.

Date: December 3, 2008	By:	/s/ Paul Egan
Paul Egan
Chief Executive Officer